TABLE OF CONTENTS

EXHIBIT 23.1

JACKSONVILLE BANCORP, INC.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-90609, 333-108330, 333-108331, 333-153286, 333-171024, and 333-186814 on Form S-8 and Registration Statement Nos. 333-171155 and 333-186556 on Form S-3 of Jacksonville Bancorp, Inc. of our report dated March 13, 2015 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2014.

/s/ CROWE HORWATH LLP
Fort Lauderdale, Florida

March 13, 2015

126